Exhibit 23.1

Consent of Independent Public Accounting Firm

We hereby consent to the incorporation of our report dated April 28, 2016, relating to the consolidated financial statements of Gateway Financial Holdings of Florida, Inc. and Subsidiaries for the years ended December 31, 2015 and 2014 and our report dated March 15, 2016, relating to the consolidated financial statements of Platinum Bank Holding Company and Subsidiary for the years ended December 31, 2015 and 2014 included in the Form 8-K Current Report of CenterState Banks, Inc. to the following Registration Statements filed by CenterState Banks, Inc.: Form S-4 filed December 9, 2016 (File No. 333-215020), Form S-3, filed December 17, 2008 (File No. 333-156210), Form S-8 filed January 29, 2014 (File No. 333-193625), Form S-8 filed May 21, 2013 (File No. 333-188725), Form S-8 filed May 22, 2009 (File No. 333-159416), Form S-8s filed June 23, 2006 (File Nos. 333-135257, 333-135258, 333-135259), Form S-8 filed July 23, 2004 (File No. 333-117591) and Form S-8s filed June 11, 2001 (File Nos. 333-62704, 333-62706).

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

January 9, 2017